SECURITY AGREEMENT


                  THIS SECURITY AGREEMENT, dated as of March 11, 1998, made by a Novocon International, Inc., a Delaware corporation (the "Grantor"), to BankBoston, N.A., a national banking association in its capacity as the Agent under the Loan Agreement (as hereinafter defined) (the "Secured Party").

                              Preliminary Statement

                  Synthetic  Industries,   Inc.,  a  Delaware  corporation  (the
"Borrower"), the financial institutions parties thereto from time to time as lenders (the "Lenders") and the Secured Party are parties to a Loan and Security Agreement dated as of December 18, 1997 (the same as it may be amended, modified, supplemented or restated from time to time being referred to as the "Loan Agreement"; terms defined therein and not otherwise defined herein being used herein as therein defined). In connection with the Borrower's acquisition of all of the voting stock of the Grantor and in accordance with the provisions of Section 12.4 of the Loan Agreement, the obligations of the Borrower under the Loan Agreement have been guaranteed by the Grantor pursuant to a Guaranty, dated as of even date herewith (the principal, interest, fees, expenses and other indebtedness, obligations and liabilities of Grantor under said Guaranty, (including, without being limited to, the Guaranteed Obligations as defined therein) and this Agreement and all other indebtedness, obligations and liabilities of the Grantor to the Secured Party and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising under the Loan Documents (as defined in the Loan Agreement), being hereinafter referred to collectively as the "Secured Obligations"). The Loan Agreement further requires that the Grantor shall have granted the security interest contemplated by this Agreement.

                  NOW, THEREFORE,  in consideration of the premises and in order
to  induce  the  Lender  to   continue   to  make  loans  and  other   financial
accommodations to the Borrower, the Grantor hereby agrees as follows:

                  SECTION 1. Grant of Security. As security for payment and performance of the Secured Obligations, the Grantor hereby conveys, mortgages, pledges, assigns, transfers, sets over, grants and delivers to the Secured Party a continuing security interest in all of the Grantor's right, title and interest in and to the following property, wherever located, whether now owned or existing or hereafter acquired or arising (hereinafter referred to as the "Collateral"):

                  (a) all machinery, apparatus, equipment, fittings, fixtures and other tangible personal property (other than Inventory, as hereinafter defined) of every kind and description, and all parts, accessories and special tools and all increases and accessions thereto (hereinafter referred to collectively as the "Equipment");

                  (b) all inventory of every kind and description, including, but not limited to, (i) all finished goods and all raw materials, work in process, and materials used or consumed in the manufacture or production of finished goods, (ii) all goods in which the Grantor has an interest in mass or a joint or other interest of any kind, and (iii) all goods which are returned to or repossessed by the Grantor, and all accessions and products of all of the foregoing (hereinafter referred to collectively as the "Inventory");

                  (c) all rights to the payment of money or other forms of consideration (including such rights under contracts whether or not at the time earned by performance), including, without limitation, accounts, contract rights, chattel paper, instruments, documents, letters of credit, tax refunds, general intangibles, insurance proceeds and other obligations of every kind and description arising out of or in connection with the sale or lease of goods or the rendering of services or otherwise (hereinafter "Receivables") and all rights in and to all security agreements, leases and other contracts securing or otherwise relating to any such Receivables (hereinafter "Related Contracts");

                  (d) all general intangibles, choses in action and causes of action and all other intangible personal property of every kind and nature, including, without being limited to, patents, patent applications, trademarks, tradenames, copyrights, corporate or other business records, inventions, designs, blueprints, trade secrets, goodwill, computer software, customer lists, licenses, rights to licenses, letters of credit, quarantees and any security interests ("General Intangibles" and

                  (e) all products and proceeds of any and all of the foregoing and to the extent not otherwise included, all payments under insurance (whether or not the Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

                  SECTION 2. Grantor Remains Liable. Anything contained herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) the Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                  SECTION 3.        Representations and Warranties.
The Grantor represents and warrants as follows:

                  (a) The Grantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the power and authority to own its properties and to carry on its business as now being and as hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

                  (b) The Grantor has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement in accordance with its terms. This Agreement has been duly executed and delivered by the duly authorized officers of the Grantor and is a legal, valid and binding obligation of the Grantor, enforceable in accordance with its terms.

                  (c) The execution, delivery and performance of this Agreement in accordance with its terms does not and will not, by the passage of time, the giving of notice or otherwise,

                           (i)      require any governmental approval or violate
 any applicable law relating to the Grantor,

                           (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation or by-laws of the Grantor, any indenture, agreement or other instrument to which the Grantor is a party or by which it or any of its property may be bound or any governmental approval relating to the Grantor or

                           (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Grantor other than the security interest contemplated by this Agreement.

                  (d) There is no pending or threatened action or proceeding affecting the Grantor before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of the Grantor.

                  (e) All of the Equipment and Inventory are located at the address(es) set forth in Part I of Exhibit A hereto. Additional locations of the Equipment and Inventory during the year preceding the date hereof are set forth in Part II of Exhibit A hereto.

                  (f) The address of the chief executive office of the Grantor is set forth in Part III of Exhibit A hereto. The address(es) of such chief executive office has not been changed within the last five years. The address of the principal place of business of the Grantor in each state in which Collateral is located is set forth in Part IV of Exhibit A hereto.

                  (g) The office(s) where the Grantor keeps its records concerning the Receivables and originals of chattel paper, if any, which evidences Receivables is located at the address set forth in Part IV of Exhibit A hereto and except as otherwise indicated in said Part IV of Exhibit A, such office(s) has (have) been located at such address(es) continuously for the past five years. None of the Receivables is evidenced by a promissory note or other instrument, not in the possession of the Secured Party.

                  (h) If the business of the Grantor has been conducted under a different name or names during the last five years, such name(s) is (are) set forth in Part V of Exhibit A hereto.

                  (i) The Grantor owns the Collateral free and clear of any lien, security interest, charge or encumbrance except for the security interest created by this Agreement and except as may be set forth in Exhibit B attached hereto and made a part hereof. Except as may be set forth on Exhibit B, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Secured Party relating to this Agreement.

                  (j) This Agreement creates a valid security interest in the Collateral, securing the payment of the Secured Obligations, and upon completion of the filings and other actions set forth on Exhibit B, all actions necessary or desirable to perfect such security interest as a first priority security interest will have been duly taken.

                  (k) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the grant by the Grantor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by the Grantor or (ii) for the exercise by the Secured Party of its rights and remedies hereunder.

                  SECTION 4. Further Assurances. (a) The Grantor agrees that from time to time, at the expense of the Grantor, the Grantor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor shall:
(i) mark conspicuously each chattel paper included in the Receivables and each Related Contract and, at the request of the Secured Party, each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to the Secured Party, indicating that such chattel paper, Related Contract or Collateral is subject to the security interest granted hereby; (ii) if any Receivable shall be evidenced by a promissory note or other instrument or chattel paper deliver and pledge to the Secured Party such note, instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Secured Party; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

                  (b) The Grantor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor where permitted by law and agrees that a photographic or other reproduction of this Agreement of this may be used and filed as a financing statement.

                  (c) The Grantor shall furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

                  SECTION 5.  As to Equipment and Inventory.  The Grantor shall:

                  (a) Keep the Equipment and Inventory (other than Inventory sold in the ordinary course of business) at the places therefor specified in
Section 3(e) or, with the prior consent of the Secured Party, at such other places in jurisdictions where all action required by Section 4 shall have been taken with respect to the Equipment and Inventory.

                  (b) Cause the Equipment to be maintained and preserved in good condition, repair and working order, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall forthwith, or in the case of any loss or damage to any of the Equipment as quickly as practicable after the occurrence thereof and make or cause to be made all repairs, replacements, and other improvements in connection therewith which are necessary or desirable to such end. The Grantor shall promptly furnish to the Secured Party a statement respecting any material loss or damage to any of the Equipment.

                  (c) Pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by appropriate proceedings.

                  SECTION 6. Insurance. (a) The Grantor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as shall be satisfactory to the Secured Party from time to time. Each policy for (i) liability insurance shall provide for all losses to be paid on behalf of the Secured Party and the Grantor as their respective interests may appear and (ii) property damage insurance shall provide for all losses to be paid directly to the Secured Party. Each such policy shall in addition (i) name the Grantor and the Secured Party as insured parties thereunder (without any representation or warranty by or obligation upon the Secured Party) as their interests may appear,
(ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Secured Party notwithstanding any action, inaction or breach of representation or warranty by the Grantor, (iii) provide that there shall be no recourse against the Secured Party for payment of premiums or other amounts with respect thereto, and (iv) provide that at least 10 days' prior written notice of cancellation or of lapse shall be given to the Secured Party by the insurer. The Grantor shall, if so requested by the Secured Party, deliver to the Secured Party original or duplicate policies of such insurance and, as often as the Secured Party may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, the Grantor shall, at the request of the Secured Party, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 4 and cause the respective insurers to acknowledge notice of such assignment.

                  (b) Reimbursement under any liability insurance maintained by the Grantor pursuant to this Section 6 may be paid directly to the person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 6 is not applicable, the Grantor shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by the Grantor pursuant to this Section 6 shall be paid to the Grantor as reimbursement for the costs of such repairs or replacements.

                  (c) Upon (i) the occurrence and during the continuance of any Event of Default, or (ii) the actual or constructive total loss of any Equipment and Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to and applied by the Secured Party as specified in Section 13(b).

                  SECTION 7. As to Receivables. (a) the Grantor shall keep its chief place of business and chief executive office and the office(s) where it keeps its records concerning the Receivables, and all originals of all chattel paper which evidence Receivables, at the location(s) therefor specified in Exhibit A or, upon 60 days' prior written notice to the Secured Party, at such other location(s) in a jurisdiction where all action required by Section 4 shall have been taken with respect to the Receivables. The Grantor will hold and preserve such records and chattel paper and will permit representatives of the Secured Party at any time during normal business hours to inspect and make abstracts from such records and chattel paper.

                  (b) Except as otherwise  provided in this  subsection (b), the
Grantor shall continue to collect, at its own expense, all amounts due or to become due the Grantor under the Receivables. In connection with such collections, the Grantor may take (and, at the Secured Party's direction, shall take) such action as the Grantor or the Secured Party may deem necessary or advisable to enforce collection of the Receivables; provided, however, that the Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default, to notify the account debtors or obligors under any Receivables of the assignment of such Receivables to the Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Grantor thereunder directly to the Secured Party and, upon such notification and at the expense of the Grantor, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done. After receipt by the Grantor of the notice from the Secured Party referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by the Grantor in respect of the Receivables shall be received in trust for the benefit of the Secured Party hereunder, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Secured Party in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (A) released to the Grantor so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided by Section 13(b), and (ii) the Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

                  (c) The Secured Party agrees that the Grantor may arrange to sell its Receivables by executing and delivering amendments to the Securitization Documents to which the Borrower is a party or by entering into additional agreements that are identical to the Securitization Documents or otherwise in form and substance satisfactory to the Required Lenders and in connection with consummation of any such transaction, the Secured Party will execute and deliver such amendment to the Intercreditor Agreement and to this Agreement or such additional Intercreditor Agreement as may be requested by the purchaser of the Grantor's Receivables and is acceptable to the Required Lenders.

                  SECTION 8.        Transfers and Other Liens.
 The Grantor shall not without the prior written  consent of the Secured Party:

                  (a) Sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral except Inventory in the ordinary course of business and Equipment no longer used or deemed useful in the business, subject to the limitations set forth in Section 12.7 of the Loan Agreement.

                  (b) Create or suffer to exist any Lien upon or with respect to any of the Collateral to secure Indebtedness of any person or entity, except for the security interest created by this Agreement and Permitted Liens.

                  SECTION 9. Secured Party Appointed Attorney-in-Fact. The Grantor hereby irrevocably appoints the Secured Party the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor, the Secured Party or otherwise, from time to time in the Secured Party's discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Grantor under Section
7), including, without limitation:

                           (i)     to obtain and adjust insurance required to be
 paid to the Secured Party pursuant to Section 6,

                           (ii) to ask demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

                           (iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) or (ii) above, and

                           (iv) to file any claims or take any action or institute any proceedings which the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral.

                  SECTION 10. Secured Party May Perform. If the Grantor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Grantor under Section 14(b).

                  SECTION 11. The Secured Party's Duties. The powers conferred on the Secured Party hereunder are solely to protect its interest (for the benefit of the Lenders), in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

                  SECTION 12.       Events of Default.
The occurrence of any one or more of the following shall constitute an Event of Default hereunder:

                  (a) The occurrence of an Event of Default as defined in the Loan Agreement;

                  (b) The failure of the Grantor to pay, as and when the same shall become due and payable, any of the Secured Obligations; or

                   (c) If the Grantor is liquidated or dissolved or its articles of incorporation are revoked;

                  SECTION 13.       Remedies.
 If any Event of Default shall have occurred and be continuing:

                  (a) The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it under applicable law or in equity or otherwise, all the rights and remedies of a secured party on default under the applicable Uniform Commercial Code (the "Code") (whether or not the Code applies to the affected Collateral) and also may do any or all of the following:

                           (i) Declare any or all of the Secured Obligations then existing to be immediately due and payable and they shall thereupon become forthwith due and payable, without notice of any kind to the Grantor and without any other presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived;

                           (ii) Terminate the Lenders' obligations, if any, to make or to permit the Borrower to make further loans or extensions of credit or other financial accommodations to the Grantor;

                           (iii) In the name of the Secured Party or in the name of the Grantor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but the Secured Party shall be under no obligation so to do, and the Secured Party may extend the time of payment, arrange for payment installments, or otherwise modify the terms of, or release, any of the Collateral without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, the Grantor;

                           (iv)  Enter  upon  the  premises,   or  wherever  the
         Collateral may be, and take possession thereof, and demand and receive such possession from any Person who has possession thereof;

                           (v) Require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties;

                           (vi) Without notice except as specified below and with or without taking the possession thereof, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Secured Party, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

                           (vii) In any action hereunder, the Secured Party shall be entitled to the appointment of a receiver, without notice, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon the receiver; and

                           (viii) Apply, without notice, any cash or cash items constituting Collateral in the Secured Party's possession to payment of any of the Secured Obligations.

                  The undersigned waives, to the extent permitted by applicable law, all rights it has to prior notice and hearing under the Constitution of the United States and the Uniform Commercial Codes and constitutions of the States of Georgia, Illinois, and under any other applicable statute or constitution.

                  (b) All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Secured Party pursuant to Section
14) in whole or in part by the Secured Party against, all or any part of the Secured Obligations in accordance with the provisions of Section 13.3 of the Loan Agreement. Any surplus of such cash or cash proceeds held by the Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus. The Grantor shall remain liable for any deficiency.

                  SECTION 14. Indemnity and Expenses. (a) The Grantor agrees to indemnify the Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Secured Party's gross negligence or willful misconduct.

                  (b) The Grantor will upon demand pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the perfection of any security interest granted hereunder, (ii) the administration of this Agreement, (iii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iv) the exercise or enforcement of any of the rights of the Secured Party hereunder, or (v) the failure by the Grantor to perform or observe any of the provisions hereof.

                  SECTION 15. Amendments; Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 16. Notices. All notices and other communications hereunder shall be given in accordance with the provisions of Section 16.1 of the Loan Agreement, to the Grantor at its address set forth on the signature pages hereof (with a copy to the Borrower), to the Secured Party at its address set forth on the signature pages hereof, or as to either party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section.

                  SECTION 17. Continuing Security Interest; Transfer of Obligations. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Secured Obligations, (ii) be binding upon the Grantor, its successors and assigns, and (iii) inure to the benefit of the Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause
(iii), any Lender may assign or otherwise transfer the Secured Obligations to another Person in accordance with the provisions of the Loan Agreement and such Person shall thereupon become vested with all the benefits in respect thereof granted to the Secured Party herein or otherwise. Upon the payment in full of the Secured Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Secured Party will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

                  SECTION 18. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Georgia. Unless otherwise defined herein, terms used in Article 9 of the Uniform Commercial Code of the State of Georgia are used herein as therein defined.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officer(s) as of the date first above written.

SECURED PARTY:                                       GRANTOR:

BANKBOSTON, N.A.                            NOVOCON INTERNATIONAL, INC.



By:                                                  By:
     Name:                                                    Name:
     Title:                                                Title:
     Address:                                              Address:

                                    EXHIBIT A
                              To Security Agreement
                      Novocon International, Inc. - Grantor
                        BankBoston, N.A. - Secured Party

Part I - Present Location of Equipment and Inventory



Part II - Location of Equipment and Inventory During Past Five Years



Part III - Chief Executive Office of Grantor



Part IV - Location of Receivables Records



Part V - Names Used During Last Five Years



Part VI - Names of General Partners

                                    EXHIBIT B
                              To Security Agreement
                      Novocon International, Inc. - Grantor
                        BankBoston, N.A. - Secured Party

                                   Prior Liens

                               Subordinated Liens